      As filed with the Securities and Exchange Commission on November 2, 2001
                                                    REGISTRATION NO. 333-50112
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                 EMC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MASSACHUSETTS                                         04-2680009
  (STATE OR OTHER JURISDICTION                               (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                                35 PARKWOOD DRIVE
                         HOPKINTON, MASSACHUSETTS 01748
                                 (508) 435-1000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               -------------------

                              PAUL T. DACIER, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                 EMC CORPORATION
                                171 SOUTH STREET
                         HOPKINTON, MASSACHUSETTS 01748
                                 (508) 435-1000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              --------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this registration statement.

                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------

                          DEREGISTRATION OF SECURITIES


         The purpose of this Post-Effective Amendment No. 1 (this "Amendment") to the Registration Statement on Form S-3 of EMC Corporation, a Massachusetts corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") on November 16, 2000 (Registration No. 333-50112), as supplemented by the Prospectus Supplement filed with the Commission on January 29, 2001 (together, the "Registration Statement"), is to deregister all shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company issued on October 31, 2000 and not sold pursuant to the Registration Statement prior to the date this Amendment is filed with the Commission. The Registration Statement was filed pursuant to a Registration Rights Agreement dated as of October 31, 2000 (the "Registration Rights Agreement") by and between the Company and Timothy H. Williams, as representative of the former securityholders of CrosStor Software, Inc., a New Jersey corporation ("CrosStor"). Pursuant to the Registration Rights Agreement, the Company agreed to use reasonable best efforts to keep the Registration Statement effective for a period of one year from the time of filing with the Secretary of State of the State of New Jersey of a certificate of merger with respect to the merger of CrosStor with and into a wholly-owned subsidiary of the Company, which filing occurred on October 31, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts, on November 1, 2001.


                                               EMC CORPORATION

                                            By: /s/ PAUL T. DACIER
                                               --------------------------------
                                               Paul T. Dacier
                                               Senior Vice President and
                                               General Counsel


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


    SIGNATURES                   TITLE                             DATE
    ----------                   -----                             ----
/s/ Michael C. Ruettgers*        Executive Chairman (PRINCIPAL     November 1, 2001
------------------------------   EXECUTIVE OFFICER)
    MICHAEL C. RUETTGERS


/s/ Joseph M. Tucci              Chief Executive Officer,          November 1, 2001
------------------------------   President and Director
    JOSEPH M. TUCCI


/s/ William J. Teuber, Jr.*      Senior Vice President and         November 1, 2001
------------------------------   Chief Financial Officer
    WILLIAM J. TEUBER, JR.       (PRINCIPAL FINANCIAL AND
                                 ACCOUNTING OFFICER)


/s/ Michael J. Cronin*           Director                          November 1, 2001
------------------------------
    MICHAEL J. CRONIN


/s/ John R. Egan*                Director                          November 1, 2001
------------------------------
    JOHN R. EGAN


  [SIGNATURE PAGE TO POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT]



    SIGNATURES                   TITLE                             DATE
    ----------                   -----                             ----
/s/ W. Paul Fitzgerald*          Director                          November 1, 2001
------------------------------
    W. PAUL FITZGERALD


/s/ Alfred M. Zeien*             Director                          November 1, 2001
------------------------------
    ALFRED M. ZEIEN



*By:   /s/ Paul T. Dacier                                          November 1, 2001
------------------------------
       Attorney-in-Fact



  [SIGNATURE PAGE TO POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT]